EXHIBIT 99.1

Institutional Investor Presentation December 2004

Rene J. Robichaud President & CEO Linda A. Pleiman Director - Investor Relations and Corporate Communications Thomas J. Depenbrock Vice President - Finance, Treasurer & CFO

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Profile Company Description Products - Seamless and welded tubular products - Oil country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades

Company Description Profile Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Partial backward integration - Steel-making permitted capacity - 600,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Record financial performance Substantial operating leverage $10 per ton change = $0.20 - $0.25 per share Company Description

Product Mix Seamless Welded East 59 41 Welded 41% Seamless 59% Third Quarter 2004 Sales: $122 million OCTG Company Description OCTG Line Pipe Other 90 3 7 OCTG 90% Other 7% Line Pipe 3%

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings SEAMLESS WELDED Alloy Carbon API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments Source: Preston Pipe & Tube and Company estimates *First nine months 2004 (excludes imports) Company Description NS Group All other Small O.D. Seamless 66 34 66% of small O.D. seamless Seamless Tubular Products NS Group All other East 20 80 20% of welded casing Welded Tubular Products

Selected End-Users Anadarko BP Chesapeake Encana Company Description EOG ExxonMobil Newfield Samson

Balance Sheet Data September 30, (dollars in millions) 2004 Cash and equivalents $ 16.8 Working capital $104.3 Total assets $234.5 Shareholders' equity $144.8 Shares outstanding (in millions) 21.5 Net debt free No borrowings against $50 million credit facility $153 million of NOL's at 12/31/03 Company Description

Statement of Operations Data Three months Nine months (dollars in millions, except per share amounts) ended 9/30/04 ended 9/30/04 Net sales $122.1 $316.1 Operating income $ 25.5 $ 52.6 Operating margin 20.9% 16.7% Net income $ 24.7 $ 50.4 Net income per diluted share $1.14 $2.35 Company Description

Industry Outlook Demand Supply Price Steel Coil Demand strong and steady (-) - GDP growth - Softer auto sector (+) Supply tight (-) - High capacity utilization Prices remain high through 2005 (-) OCTG Healthy rig count level (+) Slowly increasing rig count (+) + 3% in 2005 Import share up (-) - FX, raw materials, freight Domestic mill output steady (+) Low inventories/rig (+) Price increases continuing (+) Natural Gas Strong in 2004 & 2005 - GDP growth (+) - Winter (+) - Costly alternatives (+) Balanced to tight - Storage (-) - U.S. production (+) - Cdn production (+) - LNG (-) Very attractive for E&P (+) Industry Environment

1997 1998 1999 2000 2001 2002 2003 YTD 2004 Actual 11/24/04 2005 Est. Oil 379 269 128 197 217 137 157 160 177 186 Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 5.8 6.85 7.25 Gas 564 571 496 720 939 691 872 1000 1072 1054 Average U.S. Rotary Rig Count Industry Environment (Demand) Source: Baker Hughes, NYMEX, Raymond James & Associates and Company estimates Rigs Natural Gas $/mcf

Average International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 YTD 2004 Actual 10/2004 2005 Est. International 809 754 588 652 745 732 771 828 842 870

Average OCTG Imports 1998 1999 2000 2001 2002 2003 9 mos 2004 All other 0.1 0.09 0.14 0.18 0.13 0.18 0.2 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.1 Source: Preston Pipe & Tube Report Industry Environment (Supply) Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.23

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 2003 Q3 2004 Inventory 1200 969 1506 1643 1327 1412 1658 Per Rig 1934 1257 1352 1852 1540 1254 1334 Source: Preston Pipe & Tube Report Inventory (end of period) (tons 000's) Tons per rig Industry Environment (Supply)

Steel Scrap Prices 1/1/2003 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/1/2004 Feb Mar Apr May Jun July Aug Sept Oct Nov Scrap 108 113 121 121 107 107 112 122 129 130 138 161 180 230 252 211 169 165 190 234 204 241 254 Source: American Metal Market ($/GT) Industry Environment Delta ~ $150/ton

Steel Coil Prices Jan- 03 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/4/2004 Feb Mar Apr May Jun July Aug Sept Oct Nov Coil 315 280 310 300 260 280 280 280 300 300 310 310 360 410 580 580 580 610 630 780 770 680 680 Source: American Metal Market ($/Ton) Industry Environment Delta ~ $400/ton

Raw Material Cost Seamless Scrap raw material costs represent 20% of COGS Welded Steel coils represent +70% of COGS Industry Environment

Tubular Margin Management Steel Coil Suppliers Consolidation of suppliers Tight supply Base price increases Surcharges Delivery reliability E&P steel customers have "thickest" margins today (OCTG pure play) Last to suffer demand destruction? Backward integration is a competitive advantage EAF melt shop supplies 100% of our seamless steel needs Opportunity to sell semi-finished steel (excess capacity) Industry Environment

NS Group Average Net Revenue/Ton Industry Environment 1Q-03 2Q-03 3Q-03 4Q-03 1Q-04 2Q-04 3Q-04 Welded 431 449 467 482 568 862 920 Difference 342 335 370 378 322 180 290 Seamless 15 15 15 15 15 15 15 Difference between Seamless and Welded

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Record financial performance Strong balance sheet Substantial upside potential Positive drilling outlook

Thank You!